As filed with the Securities and Exchange Commission on November 24, 2021

Registration Number 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM S-3

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

EASTSIDE DISTILLING, INC.

(Exact name of registrant as specified in its charter)

Nevada	20-3937596
(State or Other Jurisdiction of incorporation or organization)	(I.R.S. Employer I.D. No.)

PAUL BLOCK, CHIEF EXECUTIVE OFFICER

Eastside Distilling, Inc.

8911 NE Marx Drive, Suite 2A

Portland, Oregon 97220

(971) 888-4264

(Address and telephone number of Registrant’s principal executive offices and name of agent for service of process.)

Copy to

ROBERT BRANTL, ESQ.

181 Dante Avenue

Tuckahoe, New York 10707

Attorney for Issuer

(914) 693-3026

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☒
Emerging growth company ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be Registered(1)		Proposed maximum offering price per share			Proposed maximum aggregate offering price	Amount of registration fee
Common Stock underlying Series B Preferred Stock	806,451	(2)		$2.29	(3)	$1,846,773	$
Common Stock issuable as dividends	196,507	(4)		$2.29	(3)	$450,002	$
Common Stock underlying warrants	116,666	(5)		$3.75	(6)	$437,498	$
TOTAL	1,119,624		$			$2,734,273		$253.47

(1)	Pursuant to Rule 416 under the Securities Act, the shares being registered hereunder include such indeterminate number of shares of common stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends, or similar transactions affecting the shares to be offered by the selling stockholders.
(2)	Consists of 806,451 shares of common stock of the registrant issuable upon conversion by the Selling Shareholder of 2,500,000 shares of the registrant’s Series B Preferred Stock.
(3)	Calculated pursuant to Rule 457(c) under the Securities Act as the average of the high and low prices for the registrant’s common stock reported on NASDAQ on November 18, 2021.
(4)	Consists of shares of common stock issuable as dividends on the Series B Preferred Stock during the three years following the effective date of this prospectus.
(5)	Consists of shares of common stock of the registrant issuable upon exercise of warrants to purchase up to 116,666 shares of the registrant’s common stock at an exercise price of $3.75 per share.
(6)	Calculated pursuant to Rule 457(g) under the Securities Act as the highest of (i) the price at which the warrants may be exercised, (ii) the offering price of securities of the same class included in this registration statement, or (iii) the price of securities of the same class, as determined in accordance with Rule 457(c) under the Securities Act.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to completion, dated November 24, 2021

PROSPECTUS

Eastside Distilling, Inc.

1,119,624 Shares of Common Stock

This prospectus covers the resale from time to time by the Selling Shareholder named on page 7 of this prospectus of up to:

●	806,451 shares of our common stock issuable to the Selling Shareholder upon conversion of Series B Preferred Stock owned by the Selling Shareholder;

●	196,507 shares of our common stock that may be issued to the Selling Shareholder as dividends with respect to the Series B Preferred Stock; and

●	116,666 shares of our common stock issuable upon exercise of a common stock purchase warrant owned by the Selling Shareholder.

The Selling Shareholder will sell its shares of common stock at prevailing market prices, at privately negotiated prices, or in any other manner allowed by law. The Selling Shareholder may be deemed an underwriter of the shares of common stock which it is offering.

If the Selling Shareholder exercises its warrant in full for cash, we will receive $437,497. However, the Selling Shareholder will receive all proceeds from the sale of stock held by it in this offering. We will not receive any proceeds from the sale of shares by the Selling Shareholder. We have agreed to pay the expenses related to the registration related to this offering.

Our common stock is currently traded on the NASDAQ Capital Market under the trading symbol “EAST.” On December __, 2021 the reported closing sale price for our common stock was $____.

Purchase of our common stock involves substantial risk. Prior to making a decision about investing in our securities, please review the section entitled “Risk Factors,” which appears on page 7 of this prospectus, and the section entitled “Risk Factors,” which begins on page 14 of our Annual Report on Form 10-K, as filed with the Securities and Exchange Commission on March 31, 2021.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is December             , 2021

You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. The information contained in this prospectus is accurate only as of the date of this prospectus.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration process, from time to time, the Selling Shareholder may sell up to 1,119,624 shares of common stock. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to that offering. We may also use a prospectus supplement and any related free writing prospectus to add, update, or change any of the information contained in this prospectus or in documents we have incorporated by reference. This prospectus, together with any applicable prospectus supplements, any related free writing prospectuses and the documents incorporated by reference into this prospectus, includes all material information relating to this offering. To the extent that any statement that we make in a prospectus supplement is inconsistent with statements made in this prospectus, the statements made in this prospectus will be deemed modified or superseded by those made in a prospectus supplement. Please carefully read both this prospectus and any prospectus supplement together with the additional information described below under “Information Incorporated by Reference” and “Where You Can Find More Information” before buying any of the securities being offered.

We have not authorized any dealer, salesman or other person to give any information or to make any representations other than those contained or incorporated by reference in this prospectus and in any accompanying prospectus supplement. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or any accompanying prospectus supplement. This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which it relates, nor does this prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus and any accompanying prospectus supplement is accurate on any date subsequent to the date set forth on the front cover of this document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus and any accompanying prospectus supplement is delivered or securities sold on a later date.

We have proprietary rights to trademarks, trade names and service marks appearing in this prospectus that are important to our business. Solely for convenience, the trademarks, trade names and service marks may appear in this prospectus without the ® and TM symbols, but any such references are not intended to indicate, in any way, that we forgo or will not assert, to the fullest extent under applicable law, our rights or the rights of the applicable licensors to these trademarks, trade names and service marks. All trademarks, trade names and service marks appearing in this prospectus are the property of their respective owners. We do not intend our use or display of other parties’ trademarks, trade names or service marks to imply, and such use or display should not be construed to imply, a relationship with, or endorsement or sponsorship of us by, these other parties.

1

WHERE YOU CAN FIND MORE INFORMATION

We file reports, proxy statements and other information with the SEC. The SEC maintains a web site that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov.

Our web site address is www.eastsidedistilling.com. The information on our web site, however, is not, and should not be deemed to be, a part of this prospectus.

This prospectus and any prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Statements contained in this prospectus and any prospectus supplement as to the contents of any contract or any other document referred to are not necessarily complete, and in each instance, we refer you to the copy of the contract or other document filed as an exhibit to the registration statement. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement through the SEC’s website, as provided above.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in this prospectus or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or a subsequently filed document incorporated by reference modifies or replaces that statement.

This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC (other than Current Reports or portions thereof furnished under Item 2.02 or Item 7.01 of Form 8–K):

●	the description of our common stock contained in our registration statement on Form 8-A filed with the SEC on August 8, 2017, including any amendments or reports filed for the purposes of updating this description;

●	our Annual Report on Form 10-K for the year ended December 31, 2020 filed with the SEC on March 31, 2021, and Amendment No. 1 to our Annual Report on Form 10-K for the year ended December 31, 2020 filed with the SEC on April 30, 2021;

●	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2021 filed with the SEC on May 13, 2021, our Quarterly Report on Form 10-Q for the quarter ended June 30, 2021 filed with the SEC on August 12, 2021, and our Quarterly Report on Form 10-Q for the quarter ended September 30, 2021 filed with the SEC on November 15, 2021; and

●	our Current Reports on Form 8-K filed with the SEC on January 22, 2021, February 8, 2021 (except for Item 7.01 of such report, which shall not be deemed incorporated by reference herein), February 16, 2021(except for Item 7.01 of such report, which shall not be deemed incorporated by reference herein), February 17, 2021 (except for Item 7.01 of such report, which shall not be deemed incorporated by reference herein), March 26, 2021, April 23, 2021(except for Item 7.01 of such report, which shall not be deemed incorporated by reference herein), May 18, 2021, August 5, 2021 (except for Item 7.01 of such report, which shall not be deemed incorporated by reference herein), August 16, 2021 (except for Item 7.01 of such report, which shall not be deemed incorporated by reference herein), August 20, 2021, September 15, 2021, October 25, 2021 (except for Item 7.01 of such report, which shall not be deemed incorporated by reference herein), and October 29, 2021.

2

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, which we refer to as the “Exchange Act” in this prospectus, prior to the termination of this offering, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.

You may obtain a free copy of any of the filings that are incorporated by reference in this prospectus by writing or by telephoning us at the following address or telephone number:

Eastside Distilling, Inc.

8911 NE Marx Drive, Suite A2

Portland, Oregon 97220

971-888-4264

Attn: Amy Brassard

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus or any accompanying prospectus supplement.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed modified, superseded or replaced for purposes of this prospectus to the extent that a statement contained in this prospectus or in any subsequently filed document that also is or is deemed to be incorporated by reference in this prospectus modifies, supersedes or replaces such statement. Any statement so modified, superseded or replaced, will not be deemed, except as so modified, superseded or replaced, to constitute a part of this prospectus.

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference into this prospectus contain certain “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. The forward-looking statements describe our expectations for the future, and are generally preceded by words indicating anticipation or speculation. Such statements are subject to a multitude of risks and uncertainties that could cause future circumstances, events or results to differ materially from those projected in the forward-looking statements. Risks and uncertainties that may cause actual results to differ from our expectations include, but are not limited to, the Company’s ability to execute its business model and strategic plan, the Company’s ability to obtain capital, and the Company’s ability to withstand competitive pressures. Detailed discussion of the risks that may interfere with our plans can be found in the Risk Factors section of the Company’s annual report on Form 10-K for the year ended December 31, 2020, which is available on our website as well as on the SEC’s EDGAR website.

3

summary

As used in this prospectus, the terms “we,” “our” and “us” refers to Eastside Distilling, Inc. and its subsidiaries.

Business Overview

Eastside Distilling, Inc. (the “Company,” “Eastside Distilling,” “we,” “us,” or “our,” below) manufactures, acquires, blends, bottles, imports, markets and sells a wide variety of alcoholic beverages under recognized brands. We employ 70 people in the United States.

Our brands span several alcoholic beverage categories, including whiskey, vodka, gin, rum, tequila and Ready-to-Drink (“RTD”). We sell our products on a wholesale basis to distributors in open states and brokers in control states. We operate a mobile craft canning and bottling business (“Craft C+B”) that primarily services the craft beer and craft cider industries. Craft C+B operates 14 mobile lines in Seattle, Washington; Portland, Oregon; and Denver, Colorado.

During 2020, Craft C+B experienced increased demand and revenue growth as customers preferred to fill cans for a wider off-premise usage. In order to meet this demand, we invested in additional canning lines. This pandemic-fueled growth slowed during 2021, and Craft C+B is expected to perform more in line with pre-pandemic sales.

Principal Spirits Brands and Products

●	Hue-Hue (pronounced “way-way”) Coffee Rum – cold-brewed free-trade, single-origin Arabica coffee beans grown at the Finca El Paternal Estate in Huehuetenango, Guatemala are sourced and then lightly roasted through Portland Roasting Company. The concentrated brew is blended with premium silver rum and a trace amount of Demerara sugar, giving our Hue-Hue a natural, deep, smooth richness.

●	Azuñia Tequila – estate-crafted, smooth, clean craft tequila with authentic flavor from the local terroir. It is the exclusive export of Agaveros Unidos de Amatitán and the second generation, family-owned-and-operated Rancho Miravalle estate, which has created tequila for over 20 years. Made with 100% pure Weber Blue Agave grown in dedicated fields of the Tequila Valley, it is harvested by hand and roasted in traditional clay hornos, then finished with a natural, open-air fermentation process and bottled on-site in small batches using a consistent process to deliver field-to-bottle quality.

●	Portland Potato Vodka – Portland’s award-winning premium craft vodka. The key to producing our vodka is to distill it four times. While most vodka is made from grain used in whiskey, we use potatoes and natural spring water sourced from the state of Oregon.

●	Burnside Whiskey –We source the best ingredients available to produce Burnside Whiskey. We develop each blend using the various qualities of Quercus Garryana, the native Oregon Oak.

●	Eastside Brands – We make the unique by blending the unusual. These are high-quality, craft-inspired, artisanal spirits, produced in limited editions. Each Eastside-branded product carries its own peculiar balance of age and innovation, craftsmanship and curiosity, creativity and restraint.

4

Principal Services Provided by Craft Canning and Bottling

Canning

●	Flexible packaging options in multiple sizes

●	Nitrogen dosing: specialized equipment allowing for packaging of still products in addition to carbonated beverages

●	Velcorin: specialized equipment that supports microbial control

●	Label application capabilities

●	Mobility packaging for clients at their production facilities

●	Full-service packaging provider

Bottling

●	Supplies all needed packaging, and has the ability to package in two primary bottle sizes

●	Specialized packaging and quality control equipment

Eastside Distilling is unique in several specific areas: (1) to our knowledge, we are the only craft spirits company listed on Nasdaq, (2) we do not function as a traditional craft distillery with store fronts relying on local sales, (3) we are diversified with our contract manufacturing division, and (4) we have a diversified portfolio of spirits brands. We are similar to other craft distillers in that (1) we have concentrated local volume, (2) we produce small batches and remain within the volume definition of “Craft”, and (3) our brands achieve success through differentiation, discovery and distribution.

The U.S. spirits marketplace is occupied by large multi-national conglomerates with substantially more resources than Eastside Distilling. However, we can use our small size to be fast, focused, flexible in our strategy. If we attempt to grow too quickly, we may lack the underlying strength required to build scale with loyalty via strong unaided awareness and powerfully derived attributes. Moreover, attempting to focus our “frame-of-reference” to compete with the biggest brands in the most expensive venues, without first establishing underlying brand equity, is likely to fail.

We will seek to utilize our public company stature to our advantage and position our spirits portfolio as a leading tier 2 spirits provider that develops brands, expands geographic presence and positions for either a sale to a tier 1 supplier or continued ownership with growth in revenue and cash flow. We will look to grow, and vertically integrate, our Craft Canning portfolio.

5

The Offering

Shares Offered by the Issuer:	None

Shares Offered by the Selling Shareholder:	Up to 1,119,624 shares of our common stock, comprised of :

●	806,451 shares issuable to the Selling Shareholder upon conversion of Series B Preferred Stock owned by the Selling Shareholder;

●	196,507 shares of common stock that may be issued to the Selling Shareholder as dividends on the Series B Preferred Stock; and

●	116,666 shares of common stock issuable upon exercise of a common stock purchase warrant (the “Warrant”) owned by the Selling Shareholder, which may be exercised at $3.75 per share.

Shares Outstanding	15,525,811 shares of common stock as of November 15, 2021 2,500,000 shares of Series B Preferred Stock as of November 15, 2021

Terms of the Offering	The Selling Shareholder will determine when and how it will sell the shares offered in this prospectus, as described in “Plan of Distribution.”

Proceeds	We will not receive any proceeds from the sale of the Common Stock sold by the Selling Shareholder hereunder. We will, however, receive proceeds upon the exercise of the Warrant which, if the Warrant is exercised in full for cash, would be $437,497. Proceeds, if any, received from the exercise of the Warrants will be used for general corporate purposes.

Risk Factors	See the section titled “Risk Factors” below.

Nasdaq Capital Market symbol	“EAST”

Available Information

Our executive offices are located at 8911 NE Marx Drive, Suite A2, Portland, Oregon 97220. Our telephone number is (971) 888-4264 and our internet address is www.eastsidedistilling.com. The information contained on our website is not incorporated by reference into this prospectus, and you should not consider any information contained on, or that can be accessed through, our website as part of this prospectus or in deciding whether to purchase our securities. Our common stock is listed on the Nasdaq Capital Market under the symbol “EAST”.

6

RISK FACTORS

Investment in any securities offered pursuant to this prospectus and the applicable prospectus supplement involves risks. Before investing in any of our securities, you should carefully consider the risks, uncertainties and assumptions discussed under Item 1A, “Risk Factors,” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, which is incorporated herein by reference. You should also carefully consider the risk factors and other information contained in the applicable prospectus supplement and any applicable free writing prospectus before acquiring any of such securities. The realization of any of these risks might cause you to lose all or part of your investment in the offered securities.

USE OF PROCEEDS

We will not receive any proceeds from the sale of the shares of our common stock by the Selling Shareholder. All proceeds from the sale of such shares will be for the account of the Selling Shareholder. We will pay for expenses of this offering, except that the Selling Shareholder will pay any broker discounts or commissions or equivalent expenses applicable to the sale of its shares. However, we will receive the sale price of any common stock we sell to the Selling Shareholder upon exercise of the Warrant. We expect to use the proceeds received from the exercise of the Warrant, if any, for general working capital purposes.

SELLING SHAREHOLDER

This prospectus relates to the offer and sale of up to 1,119,624 shares of our common stock by the Selling Shareholder identified below.

The table below sets forth the names of the Selling Shareholder, the number of shares of common stock owned beneficially by the Selling Shareholder as of December __, 2021, the number of shares which may be offered pursuant to this prospectus, and the number of shares and percentage of class to be owned by the Selling Shareholder after this offering. The Selling Shareholder may sell all, some, or none of its shares in this offering. See “Plan of Distribution.” We will not receive any proceeds from the sale of the common stock by the Selling Shareholder. The Selling Shareholder has not held any position or office or has had any other material relationship with us or any of our affiliates within the past three years other than as a result of its ownership of shares of equity securities. This information is based upon information provided by the Selling Shareholder. Since the Selling Shareholder may offer all, some, or none of its common stock in this offering, no definitive estimate as to the number of shares that will be held by the Selling Shareholder after this offering can be provided.

The information set forth in the table assumes (i) conversion of all 2,500,000 shares of Series B Preferred Stock held by the Selling Shareholder with a conversion price of $3.10 per share; (ii) that for the next three years the Company issues common stock to satisfy its obligation to pay a 6% dividend on the Series B Preferred Stock by issuing common stock or paying cash; and (iii) full exercise of the Warrant.

The actual number of shares of common stock issuable upon conversion of the Series B Preferred Stock, payment of the 6% dividend, and exercise of the Warrant is indeterminate, is subject to adjustment, and could be materially less or more than such estimated number depending on factors which cannot be predicted by us at this time, including, among other factors, the future market price of the common stock.

Pursuant to their terms, the Series B Preferred Shares and the Warrant are convertible or exercisable by the Selling Shareholder only to the extent that the number of shares of common stock thereby issuable, together with the number of shares of common stock owned by the Selling Shareholder and its affiliates (but not including shares of common stock underlying unconverted Series B Preferred Stock or unexercised options, warrants or convertible securities) would not exceed 9.99% of the then outstanding common stock as determined in accordance with Section 13(d) of the Securities Exchange Act of 1934. Accordingly, the number of shares of common stock set forth in the table as beneficially owned by the Selling Shareholder before the offering may exceed the number of shares of common stock that it could own beneficially at any given time as a result of its ownership of the Series B Preferred Stock and the Warrant.

7

Except as set forth in the footnotes to the table, the person named in the table has sole voting and investment power with respect to all shares of common stock shown as beneficially owned by it, subject to community property laws where applicable. A person is considered the beneficial owner of securities that can be acquired within 60 days from the date of this prospectus through the exercise of any option, warrant or right. Shares of common stock subject to options, warrants or rights which are currently exercisable or exercisable within 60 days are considered outstanding for computing the ownership percentage of the person holding such options, warrants or rights, but are not considered outstanding for computing the ownership percentage of any other person.

The “Beneficial Ownership after Offering” column assumes the sale of all shares offered. The “Percent” columns are based on 15,525,811 shares of common stock outstanding as of November 15, 2021.

	Beneficial Ownership Prior to Offering			Number of Shares of Common Stock to Be	Beneficial Ownership After Offering
Name of Selling Shareholder	Number		Percent	Offered	Number	Percent

Crater Lake Private Limited. (1)	1,442,001	(2)	8.66%	1,119,624	322,377	2.08%

TOTAL				1,119,624

(1)	The names of the natural person who have voting or investment control over the securities owned by Crater Lake Pte Ltd. are Seetoh Yaw Seng and Soh Boon Heng.
(2)	Includes 806,451 shares of common stock issuable upon conversion of the Series B Preferred Stock owned by the Selling Shareholder, 196,507 shares of common stock issuable as dividends on the Selling Shareholder’s Series B Preferred Stock, and 116,666 shares of common stock issuable upon full exercise of the Selling Shareholder’s Warrant. Also includes 322,277 shares of common stock owned by Seetoh Yaw Seng or Soh Boon Heng, who are the directors of the Selling Shareholder.

PLAN OF DISTRIBUTION

We are registering shares of our common stock to permit resale of the shares of common stock by the Selling Shareholder from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the Selling Shareholder of the shares of common stock, although we may receive up to approximately $437,497 upon the full exercise of the Warrant. We will bear all fees and expenses incident to our obligation to register the shares of common stock.

The Selling Shareholder may sell all or a portion of the common stock that it owns beneficially from time to time directly or through one or more underwriters, broker-dealers, or agents. If the common stock is sold through underwriters or broker-dealers, the Selling Shareholder will be responsible for underwriting discounts or commissions or agent’s commissions.

The Selling Shareholder and any of their its pledgees, donees, transferees, assignees, and successors-in-interest may, from time to time, sell any or all of their shares on any stock exchange, market, or trading facility on which such securities are then traded or quoted or in private transactions. These sales may be at fixed or negotiated prices. The Selling Shareholder may use any one or more of the following methods when selling its securities:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits investors;
●	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
●	an exchange distribution in accordance with the rules of the applicable exchange;
●	privately negotiated transactions;
●	to cover short sales made after the date that the registration statement, of which this prospectus forms a part, is declared effective by the SEC;
●	broker-dealers may agree with the Selling Shareholder to sell a specified number of such shares at a stipulated price per share;
●	a combination of any such methods of sale; and
●	any other method permitted pursuant to applicable law.

The Selling Shareholder may also sell its securities under Rule 144 under the Securities Act, if available, rather than under this prospectus. There can be no assurance that the Selling Shareholder will sell any or all of the shares of common stock registered pursuant to the registration statement, of which this prospectus forms a part.

8

If the Selling Shareholder effects such transactions by selling shares of common stock to or through underwriters, broker-dealers, or agents, such underwriters, brokers-dealers, or agents may receive commissions in the form of discounts, concessions, or commissions from the Selling Shareholder or commissions from purchasers of the shares of common stock for whom they may act as agent or to whom they may sell as principal (which discounts, concessions, or commissions as to particular underwriters, brokers-dealers, or agents may be in excess of those customary in the types of transactions involved). Broker-dealers engaged by the Selling Shareholder may arrange for other brokers-dealers to participate in sales. In connection with sales of the common stock or otherwise, the Selling Shareholder may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the common stock in the course of hedging in positions they assume. The Selling Shareholder may also sell shares of common stock short and deliver shares of common stock covered by this prospectus to close out short positions, provided that the short sale is made after the registration statement is declared effective and a copy of this prospectus is delivered in connection with the short sale. The Selling Shareholder may also loan or pledge shares of common stock to broker-dealers that in turn may sell such shares.

The Selling Shareholder may from time to time pledge or grant a security interest in some or all of the shares or warrants owned by it and, if it defaults in the performance of its secured obligations, the pledgees or secured parties may offer and sell securities from time to time under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933 amending the list of selling shareholders to include the pledgee, transferee, or other successors in interest as selling shareholder under this prospectus. The Selling Shareholder also may transfer and donate the shares of common stock in other circumstances in which case the transferees, donees, pledgees, or other successors in interest will be the selling beneficial owners for purposes of the prospectus.

Once we have been notified in writing by a Selling Shareholder that any material arrangement has been entered into with a broker-dealer for the sale of securities through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, a supplement to this prospectus will be filed, if required, pursuant to Rule 424(b) under the Securities Act, disclosing (i) the name of each such selling shareholder and of the participating broker-dealer(s), (ii) the number of shares involved, (iii) the price at which such the shares will be sold, (iv) the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable, (v) that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus, and (vi) other facts material to the transaction. In addition, upon our being notified in writing by the Selling Shareholder that a donee or pledgee intends to sell more than 500 shares of the common stock included in this prospectus, a supplement to this prospectus will be filed if then required in accordance with applicable securities law.

The Selling Shareholder and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Discounts, concessions, commissions and similar selling expenses, if any, that can be attributed to the sale of securities will be paid by the Selling Shareholder and/or the purchasers. At the time a particular offering of the shares of common stock is made, a prospectus supplement, if required, will be distributed which will set forth the aggregate amount of shares of common stock being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions, and other terms constituting compensation from the Selling Shareholder and any discounts, commissions, or concessions allowed or reallowed or paid to broker-dealers. The Selling Shareholder has represented and warranted to the Company that it acquired the securities subject to this registration statement in the ordinary course of the Selling Shareholder’s business and, at the time of its purchase of such securities such Selling Shareholder had no agreements or understandings, directly or indirectly, with any person to distribute any such securities.

Under the securities laws of some states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares of common stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and the Selling Shareholder and the company have complied with such exemption.

9

We have advised the Selling Shareholder that it is the view of the SEC that it may not use shares registered on this registration statement to cover short sales of common stock made prior to the date on which this registration statement is declared effective by the SEC. If the Selling Shareholder uses this prospectus for any sale of the common stock, it will be subject to the prospectus delivery requirements of the Securities Act. The Selling Shareholder will be responsible to comply with the applicable provisions of the Securities Act and Exchange Act, and the rules and regulations thereunder promulgated, including, without limitation, Regulation M, as applicable to such Selling Shareholder in connection with resales of its shares under this registration statement, which may limit the timing of purchases and sales of any of the shares of common stock by the Selling Shareholder and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the shares of common stock to engage in market-making activities with respect to the shares of common stock. All of the foregoing may affect the marketability of the shares of common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of common stock.

We will pay all fees and expenses incident to the registration of the shares, including, without limitation, SEC filing fees and expenses of compliance with state securities or “blue sky” laws; provided, however, that the Selling Shareholder will pay all underwriting discounts and selling commissions, if any. The Company will not receive any proceeds from the sale of the shares. We have agreed to indemnify the Selling Shareholder against certain losses, claims, damages, and liabilities, including liabilities under the Securities Act.

Once sold under the registration statement of which this prospectus forms a part, the shares of common stock will generally be unrestricted and eligible for immediate resale in the hands of persons other than our affiliates.

DESCRIPTION OF CAPITAL STOCK

General

As of the date of this prospectus, our authorized capital stock consists of 135,000,000 shares. Those shares consist of 35,000,000 shares of common stock, par value of $0.0001 per share, 2,500,000 shares of Series B Preferred Stock, and 97,500,000 shares of undesignated preferred stock, par value of $0.0001 per share. The only equity securities currently outstanding are 15,525,811 shares of common stock and 2,500,000 shares of Series B Preferred Stock. Our common stock is traded on the NASDAQ Capital Market under the symbol “EAST”.

The following description summarizes the material terms of our capital stock. This summary is, however, subject to the provisions of our certificate of incorporation and bylaws. For greater detail about our capital stock, please refer to our certificate of incorporation and bylaws.

Common Stock

Each holder of common stock is entitled to one vote for each share held on all matters to be voted upon by the stockholders. At any meeting of the stockholders, a quorum as to any matter shall consist of a majority of the votes entitled to be cast on the matter, except where a larger quorum is required by law.

Holders of our common stock are entitled to receive dividends declared by our board of directors out of funds legally available for the payment of dividends, subject to the rights, if any, of preferred stockholders. In the event of our liquidation, dissolution or winding up, holders of common stock are entitled to share ratably in all of our assets remaining after we pay our liabilities and distribute the liquidation preference of any then outstanding preferred stock. The rights, preferences and privileges of holders of common stock are subject to, and may be adversely affected by, the rights of holders of any series of preferred stock that we may designate and issue in the future. Holders of common stock have no preemptive or other subscription or conversion rights. There are no redemption or sinking fund provisions applicable to the common stock.

The transfer agent and registrar for our common stock is Transfer Online, Inc. 512 SE Salmon Street, Portland, Oregon 97214 (Telephone: (503) 227-2950).

10

Series B Preferred Stock

The Company’s Articles of Incorporation, as amended, authorize the Company to issue 100,000,000 shares of preferred stock, $0.0001 par value per share, issuable from time to time in or more series (“Preferred Stock”). On October 20, 2021, the Company designated 2,500,000 shares of Series B Preferred Stock pursuant to a Certificate of Amendment to Designation.

The Series B Preferred Stock accrues dividends at a rate of 6% per annum, payable annually on the last day of December of each year. Dividends shall accrue from day to day, whether or not declared, and shall be cumulative. Dividends are payable at the Company’s option either in cash or “in kind” in shares of Common stock; provided, however that dividends may only be paid in cash following the fiscal year in which the Company has net income (as shown in its audited financial statements contained in its Annual Report on Form 10-K for such year) of at least $500,000, to the extent permitted under applicable law out of funds legally available therefor. For “in-kind” dividends, holders will receive that number of shares of Common stock equal to (i) the amount of the dividend payment due such stockholder divided by (ii) the volume weighted average price of the Common stock for the ninety (90) trading days immediately preceding a dividend date.

In the event of any voluntary or involuntary liquidation, dissolution or winding up, merger or consolidation in which the Company is a party, or a sale of substantially all of the assets of the Company, each holder of Series B Preferred Stock shall be entitled, to receive an amount per share equal to $1.00 plus any accrued but unpaid dividends, which payments shall be made prior to any distribution to the holders of common stock.

For all matters submitted to a vote of the Company’s stockholders, each holder of Series B Preferred Stock shall be entitled to cast the number of votes equal to the number of whole shares of Common stock into which the shares of Series B Preferred Stock held by such holder are convertible as of the record date. In addition, the holders of Series B Preferred Stock shall vote separately as a class to adversely alter any of the rights, preferences and privileges of the Series B Preferred Stock, to create any equity security having rights, preferences, or privileges to or on parity with the Series B Preferred Stock, or to purchase, redeem, or make any distribution with respect to any stock prior to the Series B Preferred Stock (subject to exceptions).

Each share of Series B Preferred Stock is convertible into shares of Common stock at a fixed conversion price equal to $3.10 per share, subject to adjustment for stock splits, combinations, or similar events, among other adjustments, as provided in the Certificate of Designation. If, after September 24, 2022, the last sale price of Common stock is more than $5.00 per share (subject to appropriate adjustment) for thirty (30) consecutive trading days, then the Series B Preferred Stock will automatically convert into Common stock at the conversion price then in effect.

No Series B Preferred Stock may be converted and shares of Common stock may not be issued if, after giving effect to the conversion or issuance, the holder, together with its affiliates, would beneficially own in excess of 9.99% of the Company’s outstanding Common stock.

11

Undesignated Preferred Stock

The board of directors has the authority, without stockholder approval, subject to limitations prescribed by law, to provide for the issuance of the shares of preferred stock in one or more series, and by filing a certificate pursuant to the applicable law of the State of Nevada, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each series and the qualifications, limitations or restrictions, including, but not limited to, the following:

●	the number of shares constituting that series;

●	dividend rights and rates;

●	voting rights;

●	conversion terms;

●	rights and terms of redemption (including sinking fund provisions); and

●	rights of the series in the event of liquidation, dissolution or winding up.

CERTAIN PROVISIONS OF NEVADA LAW,

THE COMPANY’S ARTICLES
OF INCORPORATION AND BYLAWS

Anti-takeover Effects of Our Articles of Incorporation and Bylaws

The authority granted by our charter to the Board of Directors to authorize classes of Preferred Stock with either specified voting rights or rights providing the holders with voting control over the approval of certain extraordinary corporate action could be used to create voting impediments or to frustrate persons seeking to effect a merger or to otherwise gain control of the Company, either by diluting their stock ownership or by vesting voting control over the acquisition in other persons. Our board of directors could authorize the issuance of shares of preferred stock with terms and conditions that could have the effect of discouraging a takeover or other transaction that might involve a premium price for holders of the shares or which holders might believe to be in their best interests.

Nevada Anti-Takeover laws

The “business combination” provisions of Sections 78.411 to 78.444 of the Nevada Revised Statutes (“NRS”) prohibit a Nevada corporation with at least 200 stockholders from engaging in various “combination” transactions with any interested stockholder: for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the transaction is approved by the board of directors prior to the date the interested stockholder obtained such status; or after the expiration of the three-year period, unless:

●	the transaction is approved by the board of directors or a majority of the voting power held by disinterested stockholders, or

●	if the consideration to be paid by the interested stockholder is at least equal to the highest of: (a) the highest price per share paid by the interested stockholder within the three years immediately preceding the date of the announcement of the combination or in the transaction in which it became an interested stockholder, whichever is higher, (b) the market value per share of common stock on the date of announcement of the combination and the date the interested stockholder acquired the shares, whichever is higher, or (c) for holders of preferred stock, the highest liquidation value of the preferred stock, if it is higher.

12

A “combination” is defined to include mergers or consolidations or any sale, lease exchange, mortgage, pledge, transfer or other disposition, in one transaction or a series of transactions, with an “interested stockholder” having: (a) an aggregate market value equal to five per cent or more of the aggregate market value of the assets of the corporation, (b) an aggregate market value equal to five per cent or more of the aggregate market value of all outstanding shares of the corporation, or (c) ten per cent or more of the earning power or net income of the corporation.

In general, an “interested stockholder” is a person who, together with affiliates and associates, owns (or within three years, did own) ten per cent or more of a corporation’s voting stock. The statute could prohibit or delay mergers or other takeover or change in control attempts and, accordingly, may discourage attempts to acquire our company even though such a transaction may offer our stockholders the opportunity to sell their stock at a price above the prevailing market price.

Limitation on Liability and Indemnification Matters

We are a Nevada corporation, and accordingly, we are subject to the corporate laws under the NRS. Articles 5 and 6 of our Amended and Restated Articles of Incorporation (“Articles”), Article VII of our Amended and Restated Bylaws (“Bylaws”) and the Nevada Revised Business Statutes, contain indemnification and personal liability limitation provisions.

Limitation of Personal Liability of Directors and Officers

Our Articles provide that our directors and officers will not be personally liable to us or to our stockholders for damages for breach of fiduciary duty as a director or officer; provided, however, that the limitation on personal liability will not eliminate or limit the liability of a director or officer for (i) acts or omissions that involve intentional misconduct, fraud, or a knowing violation of law or (ii) the unlawful payment of distributions.

Indemnification

Pursuant to our Articles and Bylaws, we will indemnify and hold harmless, to the fullest extent permitted by the Nevada Revised Statutes or any other applicable laws, any person serving or who served as a director, officer, employee or agent of us, or who is or was serving at our request as a director, officer, employee, trustee, or agent of another corporation, partnership, joint venture, trust, or other enterprise who is a party or is threatened to be made a party to any action, suit or proceedings, whether civil, criminal, administrative, or investigative, threatened, pending, or completed, action, suit, or proceeding, including an action by or in the right of the corporation, against expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit, or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of our corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. With respect to actions brought by or in the right of the corporation, we are required to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of our corporation to procure a judgment in our favor by reason of the fact that such person is or was an serving as our agent against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of our corporation, except that no indemnification will be made in respect of any claim, issue, or matter as to which the agent will have been adjudged to be liable to us by a court of competent jurisdiction, as described in greater detail in our Bylaws. The payment of expenses includes the requirement that we pay expenses in defending an action or proceeding in advance of final disposition of such action or proceeding upon receipt of an undertaking by the indemnified party to repay such payment if it is ultimately determined that such person is not entitled to indemnification. Such indemnification is not exclusive of any other right to indemnification provided by law or otherwise.

13

Our Bylaws also provide that we may enter into indemnification agreements with our officers and directors. Our Articles provide that we may purchase and maintain insurance on behalf of any person who is or was a director or officer of our corporation as a director of officer of another corporation, or as its representative in a partnership, joint venture, trust, or other enterprise against any liability asserted against such person and incurred in any such capacity or arising out of such status, whether or not we would have the power to indemnify such person.

The limitation of liability and indemnification provisions in our Articles and Bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duties. They may also reduce the likelihood of derivative litigation against directors and officers, even though an action, if successful, might benefit us and our stockholders. A stockholder’s investment may be harmed to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions. There is no pending litigation or proceeding naming any of our directors or officers as to which indemnification is being sought, nor are we aware of any pending or threatened litigation that may result in claims for indemnification by any director or officer.

Disclosure of Commission Position of Indemnification for Securities Act Liabilities

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

LEGAL MATTERS

Our counsel, Robert Brantl, Esq., 181 Dante Avenue, Tuckahoe, New York 10707, will issue an opinion about certain legal matters with respect to the securities.

EXPERTS

The consolidated financial statements of Eastside Distilling, Inc. for the years ended December 31, 2020 and 2019 that are incorporated by reference into this prospectus and in the registration statement have been audited by M&K CPAs, PLLC, an independent registered public accounting firm, to the extent and for the periods set forth in their report incorporated by reference. The consolidated financial statements are incorporated by reference in reliance upon such report given upon the authority of M&K CPAs, PLLC as experts in auditing and accounting.

14

EASTSIDE DISTILLING, INC.

1,119,624 Shares of Common Stock

PROSPECTUS

December __, 2021

Neither we nor the Selling Shareholder have authorized any dealer, salesperson, or other person to give any information or to make any representations not contained in this prospectus or any prospectus supplement. You must not rely on any unauthorized information. This prospectus is not an offer to sell these securities in any jurisdiction where an offer or sale is not permitted. The information in this prospectus is current as of the date of this prospectus. You should not assume that this prospectus is accurate as of any other date.

15

Part II. INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

The following are the expenses that Eastside Distilling, Inc. expects to incur in connection with the registration and distribution of the securities being registered. All of these expenses (other than the filing fee) are estimated, and will not be certain until after the registration statement is declared effective and the securities offerings are completed.

Filing fees	$253
Transfer Agent	1,000
Legal fees	5,000
Accounting fees	1,000
Miscellaneous	1,000
TOTAL	$8,253

Item 15.	Indemnification of Directors and Officers

Our officers and directors are indemnified under Nevada law, our Amended and Restated Articles of Incorporation, as amended (the “Articles”), and our Amended and Restated Bylaws, as amended, against certain liabilities.

Pursuant to our Articles, we are required to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, by reason of the fact that such person is or was or has agreed to become a director or officer of our company or is serving at our request as a director or officer of another entity or enterprise or by reason of actions alleged to have been taken or omitted in such capacity or in any other capacity while serving as a director or officer, to the fullest extent permitted by applicable law, against any and all loss, liability, and expenses, including attorneys’ fees, costs, judgments, fines, and amounts paid in settlement, actually and reasonably incurred by such person in connection with such action, suit, or proceeding, including any appeal. This right to indemnification, which is not exclusive of any other right that such directors or officers may have or hereafter acquire, shall continue for any person who has ceased to be a director or officer and shall inure to the benefit of such person’s heirs, next of kin, executors, administrators, and legal representatives.

Our Bylaws provide that we shall indemnify and hold harmless, to the fullest extent permitted by the laws of the State of Nevada, each director or officer of the corporation who was or is a party to, or is threatened to be made a party to, or is otherwise involved in, any threatened, pending, or completed action, suit, or proceeding (whether civil, criminal, administrative, or investigative, and including, without limitation, an action, suit or proceeding by or in the right of the corporation), by reason of the fact that such person is or was a director or officer of the corporation or is or was serving in any capacity at the request of the corporation as a director, officer, employee, agent, partner, member, manager, or fiduciary of, or in any other capacity for, another corporation or any partnership, joint venture, limited liability company, trust, or other enterprise. Such indemnification shall be against all expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit, or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. No such indemnification shall be made to or on behalf of any such director or officer if a final adjudication establishes that such person’s acts or omissions involved intentional misconduct, fraud, or a knowing violation of law and was material to the cause of action, or for any expenses of such director or officer incurred in such person’s capacity as a stockholder. Our Bylaws also require that the expenses of such directors and officers must be paid by the corporation (or through insurance maintained, or other financial arrangements made, by the corporation) as such expenses are incurred and in advance of the final disposition of such action, suit, or proceeding, upon receipt of an undertaking by or on behalf of such director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that such person is not entitled to be indemnified by the corporation. Any indemnification of directors and officers under our Bylaws shall inure to the benefit of such person’s respective heirs, executors, and administrators.

II-1

Section 78.7502 of the Nevada Revised Statutes permits a corporation to indemnify a present or former director, officer, employee, or agent of the corporation, or of another entity or enterprise for which such person is or was serving in such capacity at the request of the corporation, who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, except an action by or in the right of the corporation, against expenses, including attorneys’ fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred in connection therewith, arising by reason of such person’s service in such capacity if such person (i) is not liable pursuant to Section 78.138 of the Nevada Revised Statutes, or (ii) acted in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to a criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. In the case of actions brought by or in the right of the corporation, however, no indemnification may be made for any claim, issue, or matter as to which such person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

Section 78.751 of the Nevada Revised Statutes permits any discretionary indemnification under Section 78.7502 of the Nevada Revised Statutes, unless ordered by a court or advanced to a director or officer by the corporation in accordance with the Nevada Revised Statutes, to be made by a corporation only as authorized in each specific case upon a determination that indemnification of the director, officer, employee, or agent is proper in the circumstances. Such determination must be made (1) by the stockholders, (2) by the board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit, or proceeding, (3) if a majority vote of a quorum consisting of directors who were not parties to the action, suit, or proceeding so orders, by independent legal counsel in a written opinion, or (4) if a quorum consisting of directors who were not parties to the action, suit, or proceeding cannot be obtained, by independent legal counsel in a written opinion.

We maintain a liability insurance policy that covers certain liabilities of directors and officers of our corporation arising out of claims based on acts or omissions in their capacities as directors or officers.

Item 16.	Exhibits

The exhibits listed in the accompanying Exhibit Index are filed (except where otherwise indicated) as part of this Registration Statement.

II-2

Item 17.	Undertakings

A. The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, post-effective amendments to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that subparagraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, (“Exchange Act”), that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

II-3

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(8) That:

(i) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(ii) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

II-4

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Portland and the State of Oregon on the 24th day of November, 2021.

EASTSIDE DISTILLING, INC.

By:	/s/ Paul Block
Paul Block, Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoint Paul Block and Geoffrey Gwin, or either of them, his or her true and lawful attorneys and agents, to do any and all acts and things in my name and behalf in my capacity as director or officer and to execute any and all instruments for me and in my name in the capacities indicated below, which said attorneys and agents, or either of them, may deem necessary or advisable to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules, regulations, and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names and in the capacities indicated below, any and all amendments (including post-effective amendments) to this Registration Statement, any and all supplements to the prospectus in this Registration Statement, or any related registration statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended; and we do hereby ratify and confirm all that the said attorneys and agents, or either of them, shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following person in the capacities and on the date indicated.

Signatures	Title	Date

/s/ Paul Block	Chief Executive Officer, and Director	November 24, 2021
Paul Block	(Principal Executive Officer)

/s/ Geoffrey Gwin	Chief Financial Officer	November 24, 2021
Geoffrey Gwin	(Principal Financial and Accounting Officer)

/s/ Robert Grammen	Director	November 24, 2021
Robert Grammen

/s/ Stephanie Kilkenny	Director	November 24, 2021
Stephanie Kilkenny

/s/ Eric Finnsson	Director	November 24, 2021
Eric Finnsson

/s/ Elizabeth Levy-Navarro	Director	November 24, 2021
Elizabeth Levy-Navarro

II-5

INDEX TO EXHIBITS

Exhibit Number	Description of Document
3.1*	Certificate of Amendment to Designation of Series B Preferred Stock*
4.1*	Warrant dated October 26, 2021 issued to the Selling Shareholder*
5	Opinion of Robert Brantl, Esq.
10.1*	Registration Rights Agreement dated October 19, 2021 between Eastside Distilling, Inc. and the Selling Shareholder*
23-a.	Consent of M&K CPAs, PLLC
23-b.	Consent of Robert Brantl, Esq. is contained in his opinion.
24	Power of Attorney – included on the Signatures page

* Filed as an exhibit to the Current Report on Form 8-K filed by the Company on October 25, 2021, and incorporated herein by reference.

II-6